                                                                   Exhibit 10.4

                            LETTER AMENDMENT NO. 2

                                      to

                  Amended and Restated Master Shelf Agreement


                                                As of March 30, 2001


The Prudential Insurance Company
 of America
U.S. Private Placement Fund
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

          We refer to the Amended and Restated Master Shelf Agreement dated as of February 14, 2000, as amended by the Letter Amendment No. 1 thereto dated as of July 31, 2000 (as so amended, the "Agreement"), among the undersigned, TransMontaigne Inc. (the "Company"), and The Prudential Insurance Company of America ("Prudential") and U.S. Private Placement Fund (collectively, the "Purchasers"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

          The Company has advised the Purchasers that it desires certain amendments to the Agreement in order to, among other things, reset certain financial covenants, dispose of specified assets and apply the proceeds to reduce its term debt, permit the incurrence of additional capital expenditures, and simplify the credit fee calculation. The Purchasers have agreed to amend the relevant provisions of the Agreement to permit these activities.

1. Amendments to the Agreement. Subject to the accuracy of the representations and warranties set forth in paragraph 3 hereof and satisfaction of the conditions set forth in paragraph 4(c) hereof, the Agreement is, effective as of the date first above written, hereby amended as follows:

     (a) Paragraph 4A. Required Prepayments. Paragraph 4A of the Agreement is amended to read in its entirety as follows:

          4A. Required Prepayments. The Notes of each Series shall be subject to required prepayments as set forth in paragraphs 4A(1), 4A(2) and 4A(3).

          4A(1).  Scheduled Prepayments. The Notes of each Series shall be
                  ---------------------
     subject to required prepayments, if any, set forth in the Notes of such Series, provided, that upon any partial prepayment of the Notes of any
             --------
     Series pursuant to paragraph 4A(2) or 4A(3), the principal amount of each required prepayment of the Notes of such Series becoming due under this paragraph 4A(1) on and after the date of such prepayment shall be reduced by a percentage equal to the product of (a) 100 and (b) the quotient arrived at by dividing the principal portion of the Notes of such Series so prepaid by the total principal amount of the Notes of such Series outstanding immediately prior to such prepayment.

          4A(2).  Certain Prepayments under the Bank Agreement. The Company
                  --------------------------------------------
     shall ratably prepay the Notes upon any required or voluntary prepayment of the term loans under the Bank Agreement (other than (i) the scheduled required prepayments of principal set forth in section 4.3 of the Bank Agreement as in effect on the date hereof and (ii) the required prepayments of the term loans under the Bank Agreement described in paragraph 4A(3) hereof) in proportion to the aggregate principal amounts of the Company's obligations outstanding at such time pursuant to the Notes and the term loans under the Bank Agreement. Prepayments pursuant to the preceding sentence shall be made as follows: (i) in the case of the Notes, in an amount equal to the product of such net cash proceeds multiplied by the
                                                           ----------
     quotient obtained by dividing (a) the then outstanding principal amount of the Notes by (b) the sum of the then outstanding principal amount of the Notes and the then outstanding aggregate principal amount of the term loans under the Bank Agreement, and (ii) in the case of the term loans under the Bank Agreement, in an amount equal to the product of such net cash proceeds multiplied by the quotient obtained by dividing (x) the then outstanding
     ----------
     aggregate principal amount of the term loans under the Bank Agreement by
     (y) the sum of the then outstanding principal amount of the Notes and the then outstanding aggregate principal amount of the term loans under the Bank Agreement. All prepayments of the Notes pursuant to this paragraph 4A(2) shall be at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of Notes pursuant to this paragraph 4A(2) shall be applied to reduce pro rata the required prepayments of principal of the Notes of each Series as set forth in paragraph 4A(1).

          4A(3).  Prepayments from Certain Net Asset Sale Proceeds. Upon
                  ------------------------------------------------
     receipt by the Company or any of its Subsidiaries of the cash proceeds of the sale or disposition of the assets permitted to be sold or otherwise disposed of by paragraph 6C(5)(v) (and allocated to paragraph 6C(5)(v) as provided therein), net of transfer, sales, use and other similar taxes payable in connection with such sale or disposition and all reasonable expenses of the Company or any of its Subsidiaries payable in connection with such sale or disposition, the Company shall within two Business Days ratably pay such net cash proceeds to the holders of the Notes as a prepayment of the Notes and to the Bank Agent as a prepayment of the term loans under the Bank Agreement. The amount payable to the holders of the Notes pursuant to the preceding sentence (the "Note Asset Sale

     Prepayment Amount") shall be equal to the product of such net cash proceeds multiplied by the quotient obtained by dividing (a) the then outstanding
     ----------
     principal amount of the Notes by (b) the sum of the then outstanding principal amount of the Notes and the then outstanding aggregate principal amounts of the term loans, revolving loans and swingline loans under the Bank Agreement. Together with each such prepayment, the Company shall deliver to the holders of the Notes an Officer's Certificate showing the calculation of the net proceeds of such sale or disposition and the Indebtedness to be paid therefrom. Upon each prepayment pursuant to this paragraph 4A(3), the applicable Note Asset Sale Prepayment Amount shall be applied between principal and the Yield Maintenance Amount, if any, with respect to such principal amount of Notes being prepaid in such amounts as are required to make the total of such amounts equal to the Note Asset Sale Prepayment Amount. All prepayments of the Notes pursuant to this paragraph 4A(3) shall be at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of Notes pursuant to this paragraph 4A(3) shall be applied to reduce pro rata the required prepayments of principal of the Notes of each Series as set forth in paragraph 4A(1).

     (b) Paragraph 5Q. Credit Fee. Paragraph 5Q of the Agreement is amended to read in its entirety as follows:

          5Q. Credit Fee. On each day after December 31, 2000 on which, pursuant to paragraph 5A, delivery is made, or should have been made (without any grace), whichever is earlier (the "Delivery Date"), of financial statements for the fiscal quarter ended December 31, 2000, and each fiscal quarter or fiscal year, as the case may be, thereafter (the quarter in respect of which, or ending the period for which, such financial statements are being, or should have been, delivered is herein referred to as the "Reference Quarter"), the Company shall pay, in respect of the next fiscal quarter commencing after such Delivery Date (unless, in the case of annual financial statements, such Delivery Date falls within the second quarter after the Reference Quarter, in which case such payment shall be in respect of the quarter in which such Delivery Date falls), to each holder a credit fee equal to 0.625% of the principal amount of Notes held by such holder as of the last day of such Reference Quarter if the ratio of (a) the aggregate Indebtedness of the Company and its Subsidiaries of the types described in clauses (a), (b) and (c) of the definition thereof, determined on a Consolidated basis in accordance with GAAP, on the last day of such Reference Quarter to (b) the Consolidated EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters ended on the last day of such Reference Quarter, equals or exceeds 325%.

     (c) Paragraph 6A(1). Fixed Charge Coverage. Paragraph 6A(1) of the Agreement is amended to read in its entirety as follows:

          6A(1). Fixed Charge Coverage. The Company will not permit, (i) for each fiscal quarter of the Company ending on or after December 31, 2000, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters then ended to the Consolidated Fixed Charges of the Company and its Subsidiaries for such period to be less than the percentage specified in the table below:

          Four Quarter Period Ending        Percentage
          --------------------------        ----------

          December 31, 2000                 120%
          March 31, 2001                    140%
          June 30, 2001                     140%
          September 30, 2001                140%
          December 31, 2001                 150%
          March 31, 2002                    150%
          June 30, 2002                     160%
          September 30, 2002                160%
          December 31, 2002                 175%
             and thereafter

     and (ii) for each fiscal quarter of the Company, the ratio (expressed as a percentage) of the Consolidated EBITDA of the Company and its Subsidiaries for such fiscal quarter to Consolidated Fixed Charges of the Company and its Subsidiaries for such fiscal quarter to be less than 100%.

     (d) Paragraph 6A(2). Consolidated Tangible Net Worth. Paragraph 6A(2) of the Agreement is amended to read in its entirety as follows:

          6A(2). Consolidated Tangible Net Worth. The Company will not permit at any time the Consolidated Tangible Net Worth of the Company and its Subsidiaries to be equal to or less than an amount equal to the difference of (x) $298,174,000, minus (y) any after-tax losses attributable to the
                          -----
     asset sales and dispositions permitted by paragraph 6C(5)(v) (provided, that for purposes of this clause (y) only, the pre-tax losses attributable to such sales or dispositions shall in no event exceed $20,000,000); provided, however, that on the last day of each fiscal quarter of the
     --------  -------
     Company commencing with the fiscal quarter ending March 31, 2001, the then effective dollar amount in this paragraph 6A(2) (including any prior increases of such amount as provided in clauses (a) and (b) below) shall be increased by the sum of (a) 50% of the net proceeds of common stock, preferred stock or other equity securities issued during the fiscal quarter then ended by the Company and its Subsidiaries, calculated on a Consolidated basis in accordance with GAAP, plus (b) 50% of Consolidated
                                                 ----
     Net Income (if positive) for the fiscal quarter then ended, excluding from the calculation of Consolidated Net Income for the purpose of this clause
     (b) the effect of any after-tax loss attributable to the asset sales or dispositions referred to in clause (y) above to the extent that such after-tax loss is subtracted pursuant to clause (y) above.

     (e) Paragraph 6A(5). Capital Expenditures. Paragraph 6A(5) of the Agreement is amended to read in its entirety as follows:

          6A(5). Capital Expenditures. For each fiscal quarter of the Company, commencing with the fiscal quarter ended December 31, 2000, the aggregate amount of Non-Discretionary Capital Expenditures for the period of four consecutive fiscal quarters then ending shall not exceed $8,000,000; and, for the period commencing April 1, 2001 and ending June 30, 2002, the aggregate amount of Discretionary Capital Expenditures shall not exceed $20,000,000, and thereafter Discretionary Capital Expenditures shall not be permitted.

     (f) Paragraph 6B. Distributions. Subparagraph (ii) of paragraph 6B of the Agreement is deleted in its entirety.

     (g) Paragraph 6C(4). Investments and Acquisitions. Paragraph 6C(4) of the Agreement is amended by adding thereto a new subparagraph (ix) reading in its entirety as follows:

          (ix) An Investment consisting of 24,000 shares of common stock of ST Oil Company, and any shares of capital stock distributed with respect to, in exchange for, or in substitution for such shares.

     (h) Paragraph 6C(5). Merger, Consolidation and Disposition of Assets. Paragraph 6C(5) of the Agreement is amended by adding thereto a new subparagraph
(v) reading in its entirety as follows:

          (v) During the period commencing April 1, 2001 and ending December 31, 2001, the Company or any of its Subsidiaries may sell, exchange or otherwise dispose of assets with an aggregate book value as of December 31, 2000 of no more than $50,000,000 in addition to those assets otherwise permitted to be disposed of by this paragraph 6C(5); provided, that any
                                                          --------
     sales of assets during such period which are described both in clause (b) or (c) of subparagraph (i) of this paragraph 6C(5) and in this subparagraph
     (v) shall be allocated first to this subparagraph (v) until the $50,000,000 limit shall have been exhausted and then to subparagraph (i) of this paragraph 6C(5) (to the extent permitted by subparagraph (i) of this paragraph 6C(5)).

     (i) Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended by amending the definition of "Consolidated EBITDA" therein to read in its entirety as follows:

          "Consolidated EBITDA" shall mean, for any period, the total of:

               (a)  Consolidated Net Income; plus
                                             ----

               (b) all amounts deducted in computing such Consolidated Net Income in respect of (i) depreciation, amortization and other non-cash charges (including increases of reserves), (ii) Consolidated Interest Expense, (iii) taxes based upon or measured by net income, and (iv) fixed rental obligations of the Company or any of its Subsidiaries as lessee under leases of real and/or personal property (excluding (A) payments required to be made by the Company or any of its Subsidiaries as lessee in respect of taxes and insurance whether or not denominated as rent and (B) obligations under Capitalized Leases); minus
                                                                 -----

               (c) all amounts included in computing such Consolidated Net Income in respect of dividends received in any form other than cash; minus
          -----

               (d) all amounts included in Consolidated Net Income in respect of deferred income tax benefits; minus
                                           -----

               (e) all amounts representing payments from reserves to pay liabilities during such period that were not deducted in computing such Consolidated Net Income.

     (j) Paragraph 10B. Other Terms. Paragraph 10B is further amended by amending the definition of "Consolidated Fixed Charges" therein to read in its entirety as follows:

          "Consolidated Fixed Charges" shall mean, for any period, the sum of:

               (a)  Consolidated Interest Expense, plus
                                                   ----

               (b) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments and sinking fund payments, all with respect to Financing Debt of the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, including payments in the nature of principal under Capitalized Leases, but in no event including contingent prepayments required by paragraph 4A(2) or 4A(3) hereof or Section 4.2 of the Bank Agreement; plus
                                                       ----

               (c) any Distributions paid or payable in cash by the Company or any of its Subsidiaries to third parties; plus
                                                    ----

               (d) any taxes based upon or measured by net income paid or payable in cash by the Company or any of its Subsidiaries; plus
                                                                     ----

               (e) the aggregate fixed rental obligations (excluding payments required to be made by the lessee in respect of taxes and insurance whether or not denominated as rent) of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis as lessee under all leases of real and/or personal property (other than Capitalized Leases); plus
                                           ----

               (f) the aggregate amount of Non-Discretionary Capital Expenditures incurred by the Company or any of its Subsidiaries.

     (k) Paragraph 10B. Other Terms. Paragraph 10B is further amended by amending the definition of "Consolidated Net Income" therein to read in its entirety as follows:

          "Consolidated Net Income" shall mean, for any period, the net earnings (or loss) before dividend requirements for preferred stock of the Company and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis; provided, however, that Consolidated Net Income shall not include:
            --------  -------

          (a) the earnings (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries;

          (b) the earnings (or loss) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts
     --------  -------
     in respect of the earnings of such Person when actually received in cash by the Company or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Company or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such person;

          (c) all amounts included in computing such net earnings (or loss) in respect of the write-up of any asset or the retirement of any Indebtedness or equity at less than face value after April 30, 1998;

          (d)  extraordinary and nonrecurring gains;

          (e) the earnings of any Subsidiary to the extent the payment of such earnings in the form of a Distribution or repayment of Indebtedness to the Company or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;

          (f) any after-tax gains or losses attributable to returned surplus assets of any Plan; and

          (g) any non-cash increases or reductions in the value of Minimum Petroleum Products Inventory Requirements.

     (l) Paragraph 10B. Other Terms. Paragraph 10B is further amended by adding thereto, in the appropriate alphabetical order the following new definitions:

          "Discretionary Capital Expenditures" shall mean Capital Expenditures relating to the construction of new property, additions to existing property and/or the acquisition of assets.

          "Non-Discretionary Capital Expenditures" shall mean Capital Expenditures incurred to maintain property, plant and equipment of the Company and its Subsidiaries in accordance with applicable environmental laws and other applicable regulations and all other Capital Expenditures that are not Discretionary Capital Expenditures.

          "Note Asset Sale Prepayment Amount" shall have the meaning specified in paragraph 4A(3).

2. Consent of Guarantors. Each Guarantor under the Guarantee contained in paragraph 11 of the Agreement hereby consents to this letter amendment and hereby confirms and agrees that such Guarantee is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of, the letter amendment, all references in such Guarantee to the Agreement, "thereunder", "thereof", or words of like import referring to the Agreement shall mean the Agreement as amended by this letter amendment.

3. Representations and Warranties. In order to induce you to enter into this letter amendment, each of the Obligors hereby represents and warrants that: (a) each of the representations and warranties contained in paragraph 8 of the Agreement is true and correct on and as of the date hereof, except to the extent of changes caused by the transactions herein contemplated; (b) the counterpart of the amendment to the Bank Agreement furnished by the Company to the Purchasers and reflecting amendments to the Bank Agreement that are in substance parallel to those in this letter amendment is true and complete; and (c) there has been no payment of any amount and no increase in, or additional types of, the rate of interest, breakage costs or any other fees (other than (i) the 0.125% fee described in section 6(c) of the amendment of the Bank Agreement furnished to the Purchasers pursuant to the foregoing clause (b) and (ii) compensation to the Bank Agent previously disclosed by the Company to the Purchasers), costs, expenses or other amounts payable with respect to the Bank Agreement in consideration of the amendment to the Bank Agreement described in the foregoing clause (b).

4.   Miscellaneous.

     (a) Effect on Agreement. On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, and each reference in the Security Documents to "the Shelf Agreement" "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. This letter amendment shall be a Loan Document.

     (b) Counterparts. This letter amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment. Delivery of this letter amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.

     (c) Effectiveness. This letter amendment shall become effective as of the date first above written when and if each of the conditions set forth in this subparagraph (c) shall have been satisfied.

          (I) Executed Counterparts. Counterparts of this letter amendment shall have been executed by the Company, each Guarantor and you.

          (II) No Default or Event of Default. After giving effect to the amendments effected hereby, no Default or Event of Default under the Agreement shall have occurred and be continuing.

          (III) Bank Agreement Modification. The covenants of the Company set forth in the Bank Agreement shall have been amended to incorporate modifications substantially similar to those contained in this letter amendment, all upon terms satisfactory to the Purchasers (and by their execution of this letter amendment the Purchasers agree and acknowledge that the modifications embodied by the final form of that certain Amendment No. 2 to Fourth Amended and Restated Credit Agreement of even date herewith furnished to the Purchasers by the Company are satisfactory to them).

          (IV) Bank Consent. The Required Lenders under, and as defined in, the Bank Agreement shall have consented to the modifications to the Agreement effected by this letter amendment.

          (V) Structuring Fee. The Company shall have paid to Prudential a structuring fee in the amount of 0.125% of the outstanding principal amount of the Notes.

     (d) Expenses. The Company confirms its agreement, pursuant to paragraph 12B of the Agreement, to pay promptly all expenses of the Purchasers related to this letter amendment and all matters contemplated by this letter amendment, including without limitation all fees and expenses of the Purchasers' special counsel and any local or other counsel retained by the Collateral Agent.

     (e) Governing Law. THIS LETTER AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.


     [Remainder of page intentionally left blank; signature pages follows]

          If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning a counterpart of this letter amendment to TransMontaigne Inc., 370 17th Street, Suite 2750, Denver, Colorado 80202, Attention of Harold R. Logan, Jr.


                                        Very truly yours,

                                        TRANSMONTAIGNE INC.

                                        By:  /s/ Donald H. Anderson
                                             ------------------------------
                                             Donald H. Anderson, President


                                        Guarantors

                                        TRANSMONTAIGNE PIPELINE INC.
                                        TRANSMONTAIGNE TERMINALING INC.
                                        TRANSMONTAIGNE PRODUCT SERVICES INC.

                                        By:  /s/ Donald H. Anderson
                                             ------------------------------
                                             Donald H. Anderson,
                                             Chief Executive Officer of each
                                             of the foregoing corporations

     Agreed as of the date first above written:

     THE PRUDENTIAL INSURANCE COMPANY
       OF AMERICA

     By:  /s/ Ric E. Abel
          ----------------------------------
               Vice President

     U.S. PRIVATE PLACEMENT FUND

     By:  Prudential Private Placement
          Investors, L.P., Investment Advisor

          By:  Prudential Private Placement
               Investors, Inc., its General Partner

     By:  /s/ Ric E. Abel
          ----------------------------------
               Vice President